Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Owens Corning of our report dated February 15, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Owens Corning’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio

April 26, 2023